 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 26, 2013

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2013, DNB First, National Association (the "Bank"), the wholly owned subsidiary of DNB Financial Corporation (the "Registrant") entered into a Fourth Addendum to its existing Agreement of Lease dated February 10, 2005 (the "Original Lease").  The Fourth Addendum provides for a lease of 2,888 square feet of additional space on the third floor of an existing building where the Registrant leased pursuant to the Original Lease as previously amended, an existing branch on the first floor and  office space on the third and fourth floors located at 2 North Church Street in the central business district of West Chester, Pennsylvania.  The lease is with Headwaters Associates ("Landlord"), a Pennsylvania general partnership for which William S. Latoff, the Registrant’s Chairman of the Board and Chief Executive Officer, is one of two general partners.

The lease for the additional third floor space is for an initial term of ten years and gives the Bank successive options to renew the Lease for three additional terms of five years each. The Lease obligates the Bank to pay Base Rent for the third floor at a rate of twenty dollars ($20.00) per square foot per year.  The additional 2,888 square feet of the third floor of the Building consists of 1,804 square feet of "Front Space" and 1,084 square feet of "Back Space" As a result, the total amount of Leased Premises on the third floor of the Building will consist of 3,391 square feet. Payment of the Base Rent for the Additional Third Floor Leased Premises will commence on November 1, 2013 for the Front Space, and on July 1, 2014 for the Back Space.  If the Bank exercises any of its options to renew the Lease term, the Base Rent for each renewal term is to be established at a “Fair Market Rental” which is to be determined as described below for the entire leased premises.

The Fourth Addendum also includes an agreement to extend the term of the first floor lease, which includes the branch office, on the following terms and conditions:   The Bank and the Landlord have agreed to renew the Original Lease for the Original Leased Premises (4,998 square feet) for a ten (10) year period from July 1, 2013 to June 30, 2023 (“Renewal Period”) upon the terms set forth in the Original Lease.  In addition, the Bank and the Landlord have agreed to renew the Fourth Floor Lease for the Fourth Floor Leased Premises (3,930 square feet) for a ten (10) year period from July 1, 2013 to June 30, 2023 (“Renewal Period”) upon the terms set forth in the lease signed June 09, 2010. The Bank retains the option to renew the Original Lease , as amended,  for the five (5) year period July 1, 2023 through July 31, 2028, except that the renewal option shall be exercisable by written notice to the Landlord on or before January 1, 2023, so long as the Bank is not then in Default of the Original Lease or the First, Second,  Third or Fourth Addendum to the Original Lease. Pursuant to the Fourth Addendum, Base Rent for the first floor, Third Floor and Fourth Floor, will be as follows during the extended term: The annual Base Rent for each of years 2 through 10  shall be increased each year in an amount equal to the increase, if any, in the Consumer Price Index, all urban consumers, Philadelphia – Wilmington - Atlantic City - CMSA as published by the U.S. Dept. of Labor, Bureau of Labor Statistics here and after “CPI” for the twelve (12) month period ending the immediately proceeding April.  For example, the annual Base Rent for the year beginning July 1, 2014 shall be increased over the annual Base Rent for the prior year by the percentage increase, if any, in the CPI between April 2013 and April 2014.  Provided, however, the annual Base Rent for the Fourth Floor Lease Premises shall be adjusted beginning on July 1, 2015.

The Fourth Addendum provides that, upon a renewal of the term of the lease for the entire space, the “Fair Market Rental” for each portion of the space shall be determined as follows.  If, within 15 days after Bank’s written notice of exercise of the option, Bank and Landlord shall not have agreed in writing on the amount and rate of Base Rent for the ensuing Renewal Term, the parties shall, within 30 days after Bank’s written notice, submit the dispute to binding arbitration by two licensed Pennsylvania real estate appraisers each having a minimum of ten (10) years experience in appraising commercial real estate in Chester County, Pennsylvania, one to be appointed by each of the parties.  If the two appraisers cannot agree on the fair market rent, they shall promptly select a third Pennsylvania real estate appraiser having a minimum of ten (10) years experience in appraising commercial real estate in Chester County, Pennsylvania.  The appraisers shall submit to Landlord and Bank, within 120 days after Bank’s written notice (not less than 60 days prior to the commencement of the Renewal Term, a written determination as to the fair market rent for a Base Rent taking into account all of the terms and conditions of the Lease, which shall be final and binding on Landlord and Bank.  The cost of such arbitration shall be shared equally between the parties.

Item 4.01                      Changes in Registrant’s Certifying Accountant.

On June 26,  2013, DNB Financial Corporation  (the “Company”), after review and recommendation of the Company’s Audit Committee, appointed  BDO USA LLP (“BDO”) as the Company’s new  independent registered public accounting firm for and with respect to the year ending December 31, 2013, and dismissed ParenteBeard LLC (“ParenteBeard”) from that role.  The Company’s principal audit personnel at ParenteBeard resigned from ParenteBeard and joined BDO.

The reports of ParenteBeard on the Company’s financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's two most recent fiscal years and the subsequent interim period preceding ParenteBeard's dismissal, there were: (i) no disagreements with ParenteBeard on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of ParenteBeard, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided ParenteBeard with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested ParenteBeard to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of ParenteBeard's letter dated June 27, 2013 is attached as Exhibit 16.01to this Form 8-K.

During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of BDO, the Company did not consult with BDO regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by BDO that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues, or (ii) any matter that was either the subject of a disagreement or reportable event, as described in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is furnished herewith:

16.1 Letter dated  June 27,  2013 from ParenteBeard to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

July 2, 2013	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit No.	Description
16.1	Letter dated June 27, 2013 from ParenteBeard to the Securities and Exchange Commission.